Exhibit 99.2

Exact Sciences Announces Pricing of Public Offering of Common Stock

MADISON, Wis.  June 7, 2017— Exact Sciences Corporation (NASDAQ: EXAS) today announced the pricing of its previously announced underwritten public offering of common stock. The Company is selling 7,000,000 shares of common stock through the underwriters at a public offering price of $35.00 per share. The Company has also granted the underwriters an option to purchase up to 1,050,000 additional shares.  The offering is being underwritten by Jefferies LLC, BofA Merrill Lynch and Robert W. Baird & Co. Incorporated, as joint book-running managers of the offering, William Blair & Company, L.L.C. and Cowen and Company, LLC, as lead-managers of the offering, and BTIG, LLC and Craig-Hallum Capital Group LLC, as co-managers of the offering, and is expected to close on or about June 12, 2017, subject to customary closing conditions.

The Company intends to use the net proceeds of this offering to fund expansion of our Cologuard commercialization activities including to increase our laboratory, manufacturing and customer service capacity, to fund our product development efforts, and for general corporate and working capital purposes.

A shelf registration statement relating to the shares was filed with the SEC and is effective. A copy of the prospectus supplement and prospectus relating to these securities may be obtained by contacting (a) Jefferies LLC, Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by calling 877-821-7388, or by e-mailing Prospectus_Department@Jefferies.com, (b) BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by e-mailing at dg.prospectus_requests@baml.com, or (c) Robert W. Baird & Co. Incorporated, Syndicate Department, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, or by calling 414-298-7474, or by e-mailing syndicate@rwbaird.com, or (d) the Internet site of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering may be made only by means of the prospectus and related prospectus supplement.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. For more information, please visit the company’s website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences or find Exact Sciences on Facebook.

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate,”

or other comparable terms. Forward-looking statements in this news release may address the following subjects among others: the terms and size of the offering and the use of proceeds from the offering. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recently filed Annual Report on Form 10-K and the Company’s subsequently filed Quarterly Reports on Form 10-Q. The Company urges you to consider those risks and uncertainties in evaluating the Company’s forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Megan Reiss

Exact Sciences Corp.

Investor Relations Analyst

meganreiss@exactsciences.com

608-535-8815

Source: Exact Sciences Corporation